   As filed with the Securities and Exchange Commission on January 27, 1998
                          Registration No. 33-58993

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   --------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                   --------


                           GRAPHIC INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

           GEORGIA                                       58-1101633
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                           2155 MONROE DRIVE, N.E.
                           ATLANTA, GEORGIA  30324
                   (Address of principal executive offices)

                           GRAPHIC INDUSTRIES, INC.
                            1995 STOCK OPTION PLAN
                           (Full title of the plan)

                               STEVEN L. CARSON
                             ASSISTANT SECRETARY
                           GRAPHIC INDUSTRIES, INC.
                     c/o WALLACE COMPUTER SERVICES, INC.
                               2275 CABOT DRIVE
                            LISLE, ILLINOIS 60532
                   (Name and address of agent for service)

                                (630) 588-6475
                      (Telephone number, including area
                         code, of agent for service)



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


     This Registration Statement No. 33-58993 (the "Registration Statement") registered an aggregate of 1,000,000 shares of Common Stock, par value $0.10 per share, (the "Common Stock"), of Graphic Industries, Inc. (the "Registrant").

     On December 22, 1997, the Registrant became a wholly-owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation, following a merger. As a result of the merger, the offering of the Common Stock has been terminated. The Registrant hereby amends the Registration Statement to remove the Common Stock from registration under the Registration Statement.



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


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lisle, State of Illinois, on January 27, 1998.

                                            GRAPHIC INDUSTRIES, INC.


                                            By: /s/ Robert J. Cronin
                                               -------------------------------
                                                  Robert J. Cronin
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1998.




Name                        Title
----                        -----

/s/ Robert J. Cronin        Director and Chief Executive Officer
-----------------------     (Principal Executive Officer)
Robert J. Cronin



/s/ Michael J. Halloran     Director and Vice President, Chief Financial Officer
-----------------------     (Principal Financial Officer and Principal
Michael J. Halloran         Accounting Officer)



/s/ Michael O. Duffield     Director
-----------------------
Michael O. Duffield




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